UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2012

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 4, 2012, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Forest Oil Corporation (“Forest”) approved Forest’s 2012 Annual Incentive Plan (the “2012 Plan”), including the performance criteria and specific measures and goals for Forest’s executive officers and all other participants. Under the 2012 Plan, any incentive awards will be tied to four performance measures: Production, Reserves, Rate of Return on Company Drilling Capital, and Business Unit and Department Performance Objectives. Each of the performance measures included in the 2012 Plan is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary. In addition to the target level, the 2012 Plan includes completion percentages for a range of performance levels, starting at a minimum threshold level, which is equal to 25% of the target level, up to an outstanding performance level, which is equal to 200% of the target level. Individual awards may be adjusted to reflect individual or team performance.
With respect to the indicated threshold, target, and outstanding levels under the Production and Reserves performance measures, the following economic equivalencies were used: (a) 15-to-1 for oil/condensate to gas and (b) 7.5-to-1 for natural gas liquids to gas.
The 2012 Plan is administered by the Committee and the Chief Executive Officer (for all participant awards other than his own award), although certain administrative aspects of the 2012 Plan will be delegated to the Vice President of Human Resources. Participation in the 2012 Plan is determined by the President and Chief Executive Officer. The Committee is responsible for determining the achievement of any of the completion levels. No awards will be made under the 2012 Plan unless the minimum 25% completion threshold is achieved for the total plan. Any modifications to the 2012 Plan must be approved by the Committee. The Executive Vice President and Chief Financial Officer will verify the performance calculation for the performance and operating measures in consultation with the Senior Vice President, Chief Accounting Officer and Corporate Controller and the Vice President, Corporate Engineering, who shall be responsible for the estimation of Forest's oil and gas reserves.
The foregoing description of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is attached to this report as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
        The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in Item 5.02 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Forest Oil Corporation 2012 Annual Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

January 10, 2012	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Forest Oil Corporation 2012 Annual Incentive Plan.

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